                                                                 EXHIBIT 10.3(g)


                                   AGREEMENT

                                      for
                  SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS

This Agreement is made this 1st day of December, 1996, between Blue Cross and Blue Shield of Georgia, Inc. (the "Company") and Richard D. Shirk (the "Executive").

                                    RECITALS

WHEREAS, Company desires to employ and retain the unique experience, ability, and services of Executive as Company's President and Chief Executive Officer; and

WHEREAS, Company desires to provide a nonqualified retirement benefit to supplement the retirement income benefit provided to Executive under the Non-Contributory Retirement Program for Certain Employees of Blue Cross and Blue Shield of Georgia, Inc. (the "Qualified Plan"); and

WHEREAS, the terms and conditions of this Agreement have been duly approved and authorized by the Compensation Committee of the Company's Board of Directors;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and of other good and valuable consideration which Company and Executive have received and accept as sufficient, Company and Executive agree as follows:

1.  AGREEMENT TERM

    The term of this Agreement shall coincide with the term of the Employment Agreement between Company and Executive. No termination of this Agreement shall have the effect of reducing benefits accrued by Executive prior to the date of such termination.

2.  BENEFIT ELIGIBILITY

    If Executive voluntarily terminates employment with Company without Good Reason before reaching age 55, Executive shall not be entitled to any benefits under this Agreement. Executive becomes entitled to benefits under this Agreement upon any other termination from employment.

For purposes of this Agreement, Executive's employment is terminated for Good Reason if the termination constitutes Good Reason under Executive's Employment Agreement.

3.  AMOUNTS OF BENEFITS

    (a) TERMINATION BEFORE AGE 55. If Executive's employment is terminated before age 55, and Executive is otherwise eligible for a retirement benefit under Section 2 above, Executive shall be entitled to a monthly benefit, calculated as a single life annuity commencing at age
         55.  This monthly benefit shall equal --

         (1)  2 percent of Executive's Final Average Earnings; times

         (2)  Executive's Years of Credited Service; minus

         (3) 21 percent (which represents a reduction of 3 percent per year for each year that the benefit begins before age 62); minus

         (4) the single life annuity Executive would be entitled to under the Qualified Plan at the time benefits commence under this Agreement; minus

         (5) the Actuarial Equivalent value (as defined in Section 7(c) below) of Executive's age 62 benefits under the Social Security Act.

   (b) TERMINATION AFTER AGE 55, BUT BEFORE AGE 60. If Executive's employment is terminated after reaching age 55, but before reaching age 60, Executive shall be entitled to a monthly benefit, calculated as a single life annuity commencing as soon as practicable following Executive's termination from employment. This monthly benefit shall equal--

         (1) 2 percent of Executive's Final Average Earnings for each of Executive's first 25 Years of Credited Service; minus

         (2) 0.25 percent for each month that Executive's termination date precedes his sixty-second birthday; plus

         (3) 3 percent of Executive's Final Average Earnings for each of Executive's next 5 Years of Credit Service; minus

         (4) the single life annuity Executive would be entitled to under the Qualified Plan at the time benefits commence under this Agreement, minus

         (5) the Actuarial Equivalent value (as defined in Section 7(c) below) of Executive's age 62 benefits under the Social Security Act.

    (c) TERMINATION AFTER AGE 60. If Executive's employment is terminated after reaching age 60, Executive shall be entitled to a monthly benefit, calculated as a single life annuity commencing as soon as practicable following Executive's termination from employment. This monthly benefit shall equal --

         (1)  65 percent of Executive's Final Average Earnings; minus

         (2) the single life annuity Executive would be entitled to under the Qualified Plan at the time benefits commence under this Agreement; minus

         (3) the Actuarial Equivalent value (as defined in Section 7(c) below) of Executive's age 62 benefits under the Social Security Act.

   (d)   DEFINITIONS

         (1) CREDITED SERVICE. Executive shall be deemed to have completed 25 Years of Credited Service at age 55. For each year of employment after age 55, Executive will earn one additional Year of Credited Service, up to a maximum of 30 years.

              If Executive terminates employment before age 55, Executive's Credited Service shall be determined as follows:

              --------------------------------------------------------------
              AGE AT TERMINATION                  YEARS OF CREDITED SERVICE
              -------------------------------------------------------------
                      51                                    21

                      52                                    22

                      53                                    23

                      54                                    24
              -------------------------------------------------------------

            (2) FINAL AVERAGE EARNINGS. Executive's Final Average Earnings shall equal one-twelfth of Executive's "Final Average Earnings" as determined under the Qualified Plan without regard to the limitation on compensation described in Section 401(a)(17) of the Internal Revenue Code of 1986.


   4.  CHANGE IN CONTROL BENEFIT

       (a) ELIGIBILITY. If Executive terminates employment following a Change in Control for any reason other than a voluntary termination without Good Reason, Executive's benefit shall be determined under this Section 4 instead of Section 3.

       (b) AMOUNT OF BENEFIT. The benefit payable under this Section 4 shall be a monthly benefit, calculated as a single life annuity commencing as soon as practicable following Executive's termination from employment. This monthly benefit shall equal the greater of --

            (1) the benefit determined under Section 3 above as of the date of Executive's termination of employment; or

            (2) 60 percent of Executive's Final Average Earnings (as defined in Section 3(d)(2) above), without deduction for early commencement, but with reductions for benefits payable under the Qualified Plan and the Social Security Act.

       (c) CHANGE IN CONTROL. A Change in Control means (i) the acquisition by any one person or entity, or by more than one person or entity acting as a group or in concert, of ownership of stock or securities of either Blue Cross or Cerulean representing 5% OR MORE of the voting power of any class of stock or securities of either Cerulean or Blue Cross (except in the case of registered common stock of either Blue Cross or Cerulean traded on a recognized exchange or through the National Association of Securities Dealers Automated Quotation System (NASDAQ), which may be held in excess of 5% by institutional investors holding for investment purposes only); (ii) the date on which a majority of the members of the Board of Directors of either Blue Cross or Cerulean are no longer "Continuing Directors" as that term is defined in the License Agreement between Cerulean and the Blue Cross and Blue Shield Association, originally dated February 2,1996; (iii) approval by the shareholders of Cerulean or Blue Cross of any merger or consolidation or statutory share exchange as a result of which the securities of Cerulean or Blue Cross shall be changed, converted or exchanged (other than a merger or share exchange with a controlled subsidiary of Cerulean or Blue Cross) into the share of the another corporation or person or the liquidation of Cerulean or Blue Cross or the sale or disposition of 50% or more of the assets or earning power of either Cerulean or Blue Cross; (iv) approval by the shareholders of any plan of consolidation or merger or statutory share exchange as a result of which persons who were shareholders of Cerulean or Blue Cross immediately prior to the effective date of the plan shall thereafter retain less than 50% of the voting power to elect directors of the surviving corporation. Notwithstanding the foregoing a registered secondary offering shall not be deemed a change in control for purposes of this plan.

            The references to 5% in clause (c)(i) above shall be subject to review and revision by the Compensation Committee if there is any future revision to the provisions in the Licensing Agreement between the Company and Blue Cross and Blue Shield Association relating to a change in the voting control of the Company.

   5.  DISABILITY BENEFIT

       (a) DISABILITY BEFORE AGE 55. If Executive terminates employment on account of Disability before age 55, Executive shall be entitled to a single life annuity commencing as soon as practicable following such termination from employment. This monthly benefit shall equal the amount determined under Section 3(b) above, assuming Executive had reached age 55 and completed 25 Years of Credited Service at the time of Disability.

       (b) DISABILITY AFTER AGE 55. If Executive terminates employment on account of Disability after reaching age 55, Executive shall be entitled to a single life annuity commencing as soon as practicable following such termination from employment. This monthly benefit shall equal the amount determined under Section 3(b) or 3(c) above (whichever applies), based on Executive's actual age and Years of Credited Service at the time of Disability.

       (c) DISABILITY. Executive shall be treated as having a Disability under this Agreement if he has any physical or mental condition which, in the opinion of the Company, prevents Executive from performing his duties as the Company's President and Chief Executive Officer. Any condition which is treated as a Disability under Executive's Employment Agreement shall also be treated as a Disability under this Agreement. Similarly, any condition which is treated as a Disability under this Agreement shall also be treated as a Disability under Executive's Employment Agreement.

   6.  DEATH BENEFIT

       (a) DEATH BEFORE AGE 55. If Executive dies before age 55 while actively employed, Executive's Beneficiary shall be entitled to a single life annuity commencing as soon as practicable following Executive's death. This monthly benefit shall equal the amount that would have been payable to Executive under Section 3(b) above, assuming that Executive had retired an the date of his death, and assuming that Executive had reached age 55 and completed 25 Years of Credited Service at the time of death.

       (b) DEATH AFTER AGE 55. If Executive dies while actively employed after reaching age 55, Executive's Beneficiary shall be entitled to a single life annuity commencing as soon as practicable following Executive's death. This monthly benefit shall equal the amount that would have been payable to Executive under Section 3(b) or Section 3(c) (whichever applies), assuming Executive had retired on the day of his death.

       (c) BENEFICIARY. Executive may designate any person or persons to be his Beneficiary under this Agreement. If Executive does not designate a Beneficiary, or if the Beneficiary designated by Executive is not living at the time of his death, the Beneficiary shall be Executive's surviving spouse or, if there is no surviving spouse, Executive's estate.

   7.  FORM OF PAYMENT

       (a) NORMAL FORM OF PAYMENT. Unless Executive elects an option form of payment under Section 7(b) below, the single life annuity determined under Section 3, 4, or 5 shall be converted into an Actuarial Equivalent lump sum payment which shall be paid to Executive as of the benefit commencement date described in such Section.

       (b) OPTIONAL FORM OF PAYMENT. In lieu of the lump sum payment described in Section 7(a), Executive may elect to receive his benefit under this Agreement in any one of the optional forms of payment permitted under the Qualified Plan. However, an election is valid under this Section 7(b) only if it is made at least one year before Executive's termination from employment.

            An optional form of payment shall be the Actuarial Equivalent of the single life annuity calculated under Section 3, 4, or 5 (whichever is applicable).

       (c) ACTUARIAL EQUIVALENT. Actuarial Equivalent means a benefit having the same value as the benefit which it replaces, computed on the same basis as optional payment forms under the Qualified Plan.

   8.  FUNDING

       The Agreement is intended to constitute an unfunded plan maintained for a "select group of management or highly compensated employees" with the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974. However, Company shall fully and continuously fund these benefits through a "grantor trust" which meets the requirements of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986.

   9.  DISPUTE RESOLUTION

       Any dispute arising from the interpretation or application of this Agreement shall be submitted to final and binding arbitration. Company shall appoint one arbitrator and Executive shall appoint one arbitrator. If these two arbitrators are unable to resolve the dispute, these arbitrators will appoint a third arbitrator who will resolve the dispute. The award of the arbitrators shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction.

       All expenses of the arbitration process shall be borne by Company.

  10.  MISCELLANEOUS PROVISIONS

       (a) WAIVER. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant, or conditions. The obligations of both Company and Executive shall continue in full force and effect.

       (b) SEVERABILITY. If any provision of this Agreement shall be held illegal or invalid, the illegality or invalidity shall not effect its remaining parts. The Agreement shall be construed and enforced as if it did not contain the illegal or invalid provision.

       (c) ASSIGNMENT. Executive may not assign or otherwise alienate the benefits payable under this Agreement.

       (d) TAX WITHHOLDING. Company may withhold from any payment under this Agreement any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum Company may reasonably estimate as necessary to cover any taxes for which it may be liable and that may be assessed with regard to the payment.

       (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

       (f) ENTIRE AGREEMENT. This Agreement supersedes the all previous agreements between Executive and Company and contains the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, supplemented, or terminated except by a subsequent written instrument signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.


                                    COMPANY

                                    BLUE CROSS AND BLUE SHIELD
                                    OF GEORGIA, Inc.



                                    By /s/ James L. LaBoon, Jr.
                                       ---------------------------------------
                                       Chairman of the Board



ATTEST:


By /s/ Mitchelle D. Johnson
   ----------------------------

                                    EXECUTIVE



                                    By /s/ Richard D. Shirk
                                       ---------------------------------------
                                       Richard D. Shirk